Discussion and Reconciliation of Non-GAAP Measures for Continuing Operations

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV classified as investing activities minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations and cash distributions from DIRECTV, minus capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	First Quarter
	2023	2022
Net cash provided by operating activities from continuing operations[1]	$6,678	$7,630
Add: Distributions from DIRECTV classified as investing activities	774	1,315
Less: Capital expenditures	(4,335)	(4,568)
Less: Cash paid for vendor financing	(2,113)	(1,566)
Free Cash Flow	1,004	2,811

Less: Dividends paid	(2,014)	(3,749)
Free Cash Flow after Dividends	$(1,010)	$(938)
Free Cash Flow Dividend Payout Ratio	200.6%	133.4%
[1]Includes distributions from DIRECTV of $534 in the first quarter of 2023 and $522 in the first quarter of 2022.

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	First Quarter
	2023	2022
Capital Expenditures	$(4,335)	$(4,568)
Cash paid for vendor financing	(2,113)	(1,566)
Cash paid for Capital Investment	$(6,448)	$(6,134)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing cash generation potential with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2023	2022
Income from Continuing Operations	$4,453	$5,149
Additions:
Income Tax Expense	1,314	1,440
Interest Expense	1,708	1,626
Equity in Net (Income) of Affiliates	(538)	(521)
Other (Income) Expense - Net	(935)	(2,157)
Depreciation and amortization	4,631	4,462
EBITDA	10,633	9,999
Transaction and other costs	—	98
Benefit-related (gain) loss	(44)	93
Adjusted EBITDA[1]	$10,589	$10,190
[1]See "Adjusting Items" section for additional discussion and reconciliation of adjusted items.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2023	2022
Communications Segment
Operating Income	$6,743	$6,487
Add: Depreciation and amortization	4,289	4,124
EBITDA	$11,032	$10,611

Total Operating Revenues	$29,152	$28,876
Operating Income Margin	23.1%	22.5%
EBITDA Margin	37.8%	36.7%

Mobility
Operating Income	$6,271	$5,689
Add: Depreciation and amortization	2,098	2,059
EBITDA	$8,369	$7,748

Total Operating Revenues	$20,582	$20,075
Service Revenues	15,483	14,724
Operating Income Margin	30.5%	28.3%
EBITDA Margin	40.7%	38.6%
EBITDA Service Margin	54.1%	52.6%

Business Wireline
Operating Income	$378	$639
Add: Depreciation and amortization	1,330	1,299
EBITDA	$1,708	$1,938

Total Operating Revenues	$5,331	$5,640
Operating Income Margin	7.1%	11.3%
EBITDA Margin	32.0%	34.4%

Consumer Wireline
Operating Income	$94	$159
Add: Depreciation and amortization	861	766
EBITDA	$955	$925

Total Operating Revenues	$3,239	$3,161
Operating Income Margin	2.9%	5.0%
EBITDA Margin	29.5%	29.3%

Latin America Segment
Operating Income (Loss)	$(30)	$(102)
Add: Depreciation and amortization	175	161
EBITDA	$145	$59

Total Operating Revenues	$883	$690
Operating Income Margin	-3.4%	-14.8%
EBITDA Margin	16.4%	8.6%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions, including the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and that those assets contribute to revenue generation. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. Prior periods have been recast for consistency to include gains on benefit-related and other cost investments.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	First Quarter
	2023	2022
Operating Expenses
Transaction and other costs	$—	$98
Benefit-related (gain) loss	(44)	93
Adjustments to Operations and Support Expenses	(44)	191
Amortization of intangible assets	17	27
Adjustments to Operating Expenses	(27)	218
Other
DIRECTV intangible amortization (proportionate share)	341	416
Benefit-related (gain) loss and other	(111)	92
Actuarial (gain) loss	—	(1,053)
Adjustments to Income Before Income Taxes	203	(327)
Tax impact of adjustments	46	(103)
Adjustments to Net Income	$157	$(224)

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, and Adjusted EBITDA Margin
Dollars in millions
	First Quarter
	2023	2022
Operating Income	$6,002	$5,537
Adjustments to Operating Expenses	(27)	218
Adjusted Operating Income	$5,975	$5,755

EBITDA	$10,633	$9,999
Adjustments to Operations and Support Expenses	(44)	191
Adjusted EBITDA	$10,589	$10,190

Total Operating Revenues	$30,139	$29,712

Operating Income Margin	19.9%	18.6%
Adjusted Operating Income Margin	19.8%	19.4%
Adjusted EBITDA Margin	35.1%	34.3%

Adjusted Diluted EPS
	First Quarter
	2023	2022
Diluted Earnings Per Share (EPS)	$0.57	$0.65
DIRECTV intangible amortization (proportionate share)	0.04	0.04
Actuarial (gain) loss	—	(0.11)
Benefit-related, transaction and other costs[1]	(0.01)	0.05
Adjusted EPS	$0.60	$0.63
Year-over-year growth - Adjusted	-4.8%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,474	7,556
1As of January 1, 2022, we adopted, through retrospective application, Accounting Standards Update (ASU) No. 2020-06, which requires that instruments which may be settled in cash or stock to be presumed settled in stock in calculating diluted EPS. While our intent is to settle the Mobility II preferred interests in cash, the ability to settle this instrument in AT&T shares will result in additional dilutive impact, the magnitude of which is influenced by the fair value of the Mobility II preferred interests and the average AT&T common stock price during the reporting period, which could vary from period-to-period. For these reasons, we have excluded the impact of ASU 2020-06 from our adjusted EPS calculation. The per share impact of ASU 2020-06 was to decrease reported diluted EPS $0.01 and $0.01 for the quarters ended March 31, 2023 and 2022, respectively. The Mobility II preferred interests were repurchased on April 5, 2023.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2023
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30,	Dec. 31,	March 31,	Four Quarters
	2022[1]	2022[1]	2022[1]	2023
Adjusted EBITDA	$10,330	$10,714	$10,231	$10,589	$41,864
End-of-period current debt					13,757
End-of-period long-term debt					123,727
Total End-of-Period Debt					137,484
Less: Cash and Cash Equivalents					2,821
Net Debt Balance					134,663
Annualized Net Debt to Adjusted EBITDA Ratio					3.22
1As reported in AT&T's Form 8-K filed January 25, 2023.

Net Debt to Adjusted EBITDA - 2022
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30,	Dec. 31,	March 31,	Four Quarters
	2021[1]	2022[1]	2022[1]	2022[1]
Adjusted EBITDA	$11,931	$10,803	$9,480	$10,190	$42,404
End-of-period current debt					27,209
End-of-period long-term debt					148,820
Total End-of-Period Debt					176,029
Less: Cash and Cash Equivalents					17,084
Net Debt Balance					158,945
Annualized Net Debt to Adjusted EBITDA Ratio					3.75
1As reported in AT&T's Form 8-K filed January 25, 2023.

Supplemental Operational Measures

As a supplemental presentation to our Communications segment operating results, we are providing a view of our AT&T Business Solutions results which includes both wireless and fixed operations. This combined view presents a complete profile of the entire business customer relationship and underscores the importance of mobile solutions to serving our business customers. Our supplemental presentation of business solutions operations is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
First Quarter
March 31, 2023	March 31, 2022
Mobility	Business Wireline	Adj.[1]	Business Solutions	Mobility	Business Wireline	Adj.[1]	Business Solutions	Percent Change
Operating Revenues
Wireless service	$15,483	$—	$(13,203)	$2,280	$14,724	$—	$(12,590)	$2,134	6.8%
Wireline service	—	5,200	—	5,200	—	5,478	—	5,478	(5.1)%
Wireless equipment	5,099	—	(4,326)	773	5,351	—	(4,452)	899	(14.0)%
Wireline equipment	—	131	—	131	—	162	—	162	(19.1)%
Total Operating Revenues	20,582	5,331	(17,529)	8,384	20,075	5,640	(17,042)	8,673	(3.3)%

Operating Expenses
Operations and support	12,213	3,623	(10,196)	5,640	12,327	3,702	(10,169)	5,860	(3.8)%
EBITDA	8,369	1,708	(7,333)	2,744	7,748	1,938	(6,873)	2,813	(2.5)%
Depreciation and amortization	2,098	1,330	(1,712)	1,716	2,059	1,299	(1,698)	1,660	3.4%
Total Operating Expenses	14,311	4,953	(11,908)	7,356	14,386	5,001	(11,867)	7,520	(2.2)%
Operating Income	$6,271	$378	$(5,621)	$1,028	$5,689	$639	$(5,175)	$1,153	(10.8)%

Operating Income Margin	12.3%	13.3%	(100)	BP
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.